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                                SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                           RAYTEL MEDICAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)    Title of each class of securities to which transaction applies:

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     2)    Aggregate number of securities to which transaction applies:

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     3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)    Proposed maximum aggregate value of transaction:

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     5)    Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)    Amount Previously Paid:

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     2)    Form, Schedule or Registration Statement No.:

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     3)    Filing Party:

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     4)    Date Filed:

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[LOGO]

March   , 2001

Dear Stockholder:

     A special meeting of stockholders of Raytel Medical Corporation will be held on May 2, 2001 at 10:00 a.m. local time, at the Hotel Sofitel in Redwood Shores, California, for the purpose of considering and approving an amendment to Raytel's Certificate of Incorporation to effect a reverse stock split by a ratio of between 1-for-2 and 1-for-4. You are cordially invited to attend.

     The Notice of Special Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

Very truly yours,

Richard F. Bader
Chairman of the Board and
Chief Executive Officer

                           RAYTEL MEDICAL CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001

To the Stockholders:

     Notice is hereby given that a special meeting of the stockholders of Raytel Medical Corporation will be held on May 2, 2001, at 10:00 a.m. local time, at the Hotel Sofitel in Redwood Shores, California, for the following purposes:

          1. To consider and approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Common Stock by a ratio of between 1-for-2 and 1-for-4.

          2. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 23, 2001 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

                                          By Order of the Board of Directors,

                                          Richard F. Bader
                                          Chairman and Chief Executive Officer

Mountain View, California
March   , 2001

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.
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              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Raytel Medical Corporation, a for use at a special meeting of stockholders to be held on May 2, 2000, or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this
Proxy Statement is March   , 2001, the approximate date on which this Proxy
Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

     We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through its employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. In addition, we may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     On March 23, 2001 we had outstanding                shares of Common Stock,
all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

     All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to our Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us relating to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each Named Executive Officer, (iii) each director and (iv) all executive officers and directors as a group, as of December 31, 2000:

                                                                NUMBER OF SHARES
                      NAME AND ADDRESS                        BENEFICIALLY OWNED(1)    PERCENT(1)
                      ----------------                        ---------------------    ----------
State of Wisconsin Investment Board.........................        1,163,239             13.3
  P.O. Box 7842
  Madison, WI 53707
Heartland Advisers..........................................          880,000             10.1
  790 N. Milwaukee Street
  Milwaukee, WI 53202
Richard F. Bader(2).........................................          776,767              8.9
  c/o Raytel Medical Corporation
  2755 Campus Drive, Suite 200
  San Mateo, CA 94403
Hathaway & Associates, Ltd. ................................          732,000              8.4
  119 Rowayton Avenue
  Rowayton, CT 06853

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

                                                                NUMBER OF SHARES
                      NAME AND ADDRESS                        BENEFICIALLY OWNED(1)    PERCENT(1)
                      ----------------                        ---------------------    ----------
Dimensional Fund Advisors, Inc. ............................          623,300              7.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Thomas J. Fogarty, M.D.(3)..................................          236,129              2.7
David E. Wertheimer, M.D.(4)................................          220,374              2.5
Allan Zinberg(5)............................................          176,743              2.0
Swapan Sen(6)...............................................           93,310              1.0
Gene I. Miller(7)...........................................           54,994                *
Jason Sholder(8)............................................           48,873                *
John F. Lawler, Jr.(9)......................................           16,375                *
Mary M. Lampe(10)...........................................            2,000                *
All executive officers and directors as a group (9
  persons)(11)..............................................        1,625,565             18.6

---------------
* Less than 1%

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 TO EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF THE
                       OUTSTANDING SHARES OF COMMON STOCK

BACKGROUND

     Our board of directors has proposed amending Article IV(A) of our certificate of incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as "old common stock," will be combined and reconstituted as a smaller number of shares of common stock, referred to as "new common stock," in a ratio of between two and four shares of old common stock for each share of new common stock. The permissible ratios between two and four will vary by increments of 0.1, such that we could effect a 1-for-2.8 reverse split but not a 1-for-2.75 reverse split. The exact ratio will be determined by the board based on prevailing market conditions at the time the reverse stock split is effected. Stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between two and four, with the board having the authority to give its final approval to only one of such amendments.

     By approving the proposed amendment, the stockholders will be authorizing the board to implement the reverse split at any time on or before December 31, 2001 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on foregoing date, the board will either resolicit stockholder approval or abandon the reverse split.

PURPOSE OF THE REVERSE STOCK SPLIT

     The purpose of the reverse stock split is to facilitate the continued listing of our common stock on the Nasdaq National Market. On September 26, 2000, we received a notice from Nasdaq that we had failed to comply with the continued listing requirements for the Nasdaq National Market on the basis that, during the previous 30 trading days, our common stock had failed to maintain a minimum bid price of $1.00 per share and the market value of our public float (i.e., the number of shares held by shareholders other than directors, executive officers and 10% stockholders) had been less than $5 million. On February 1, 2001, we were given a hearing before a Nasdaq listing qualifications panel to review Nasdaq's determination that we were not in compliance with its listing requirements. During the hearing, we advised the panel that we would take affirmative steps to achieve compliance by effecting a reverse stock split.

     A reverse stock split should have the effect of increasing the trading price of our common stock, because it will result in a proportionate increase in our reported earnings per share. The board of directors believes that the proposed reverse stock split is likely to result in the bid price of our common stock increasing over the

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$1.00 minimum bid price requirement. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, our share price has been subject to a downward trend over the past several months, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split.

     If the market price for our common stock remains below $1.00 per share and we are no longer listed on the Nasdaq National Market, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser's written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks, which could adversely affect the liquidity of our common stock.

     If the market price for our common stock stays above $1.00 but our public float does not stay above $5 million for a sustained period of time, we may not qualify for continued listing on the Nasdaq National Market but may qualify for listing on the Nasdaq SmallCap Market. Listing on the Nasdaq SmallCap Market would enable us to return to the Nasdaq National Market if and when we got back into compliance with the public float requirement. If we could not qualify for listing on the Nasdaq SmallCap Market, then we would not be eligible for listing again on the Nasdaq National Market unless we complied with the initial listing requirements, which are significantly more stringent than the continued listing requirements.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If this proposal is approved by stockholders, the reverse split will become effective at such time as we file the amendment to our certificate of incorporation with the Delaware Secretary of State, which may take place at any time on or before December 31, 2001. Before we file this amendment, the board of directors must approve the final ratio in which old common stock will be converted into new common stock. Even if the reverse stock split is approved by stockholders, our board of directors has discretion to decline to carry out the reverse split if it determines that the reverse split is not necessary to avoid the delisting of our common stock or if it determines that the reverse split will not be beneficial for any other reason. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

CERTIFICATES AND FRACTIONAL SHARES

     As soon as practicable after the effective date, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

     Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

     No fractional shares will be issued. Any fractional shares created as a result of the reverse split will be rounded to the nearest whole share.

EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 8,752,000 shares to between approximately 4,376,000 shares and approxi-

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

mately 2,188,000 shares. In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option and stock purchase plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 1,307,000 shares to between approximately 653,500 shares and approximately 326,750 shares.

     The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse split might not overcome that sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

     The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

     The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder's percentage ownership of common stock will be altered except for the effect of rounding fractional shares.

     Because our authorized common stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by our board of directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

     While the board of directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control Raytel. The reverse stock split is not being recommended by the board as part of an anti-takeover strategy.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

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

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Our bylaws require advance notice of any stockholder proposals to be brought before a stockholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Raytel. To be timely, a stockholder proposal to be presented at an annual meeting must be received at our principal executive offices not less than 120 calendar days in advance of the date that Raytel's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder will be considered timely if it is received not later than the close of business on the 10th day following the day on which such notice of the meeting was mailed or such earlier date as the meeting date was publicly disclosed.

     Because the date of our annual meeting has been delayed more than 30 days from the date contemplated at the time of last year's proxy statement, proposals of stockholders intended to be presented at the 2001 annual meeting of stockholders must be received by us no later than the 10th day following the day when we mail notice of the 2001 annual meeting or publicly disclose the date of that meeting. Such proposals may be included in the proxy statement for that annual meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this proxy statement, the Board of Directors knows of no business that will be conducted at the special meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ RICHARD F. BADER
                                          Chairman of the Board and Chief
                                          Executive Officer

March   , 2001

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